UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 28, 2025
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 Eldorado Blvd., Building 5
Broomfield,	Colorado	80021
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patraic Reagan Appointment

On August 29, 2025, Crocs, Inc. (the “Company”) announced the appointment of Patraic Reagan as Executive Vice President and Chief Financial Officer of the Company, effective September 22, 2025 (the “Start Date”). Mr. Reagan will report to Andrew Rees, the Company’s Chief Executive Officer.

Mr. Reagan, age 53, has served as Chief Financial Officer of SharkNinja, Inc., a global product design and technology company, since April 2024. Mr. Reagan previously served in several leadership roles at Nike, Inc., an athletic footwear and apparel company, including as Vice President and Chief Financial Officer, Asia Pacific and Latin America from February 2022 to April 2024, Vice President, Global Business Planning from July 2020 to February 2022, and Senior Director, North America Business Planning from March 2018 to June 2020.

In connection with Mr. Reagan’s appointment as Executive Vice President and Chief Financial Officer, and as set forth in his offer letter from the Company (the “Reagan Offer Letter”), Mr. Reagan’s annual base salary will be $750,000 per year and he will be eligible to participate in the Company’s annual bonus plan with a target bonus of 100% of his eligible earnings for the 2025 plan year. Mr. Reagan will be eligible to participate in the Company’s long-term incentive plan for the 2026 plan year, subject to the terms and conditions of the then-current plan, with a target equity award value of 267% of his base salary. Mr. Reagan will receive a sign-on bonus of $800,000, less applicable withholdings and deductions, provided, however, that if Mr. Reagan voluntarily ends his employment with the Company or is terminated for “Cause” (as defined in the Reagan Offer Letter) prior to 12 months after the Start Date, he has agreed to reimburse the Company the full amount of the sign-on bonus. Mr. Reagan will also receive, pursuant to the terms and provisions of the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), a $3,500,000 equity grant, 100% of which will be time-based restricted stock units (the “RSUs”). The RSUs will vest in five parts: 21.43% on the date six months after the Start Date, 21.43% on the date 12 months after the Start Date, 21.43% on the date 18 months after the Start Date, 21.43% on the date 24 months after the Start Date, and 14.28% on the date 36 months after the Start Date; provided that Mr. Reagan must be employed by the Company continuously to each such vesting date in order to vest in the portion of RSU award on such date. In addition, Mr. Reagan is entitled to participate in employee benefit plans and programs generally available to the Company’s executive officers.

Pursuant to the terms of the Reagan Offer Letter, if Mr. Reagan is terminated by the Company without Cause or resigns for “Good Reason” (as defined in the Reagan Offer Letter), subject to his execution of a general release of claims, he will be entitled to receive a lump sum payment equal to his then-current base salary. Mr. Reagan will also be eligible to participate in the Company’s Change in Control Plan (the “CIC Plan”) with a Severance Payment Percentage (as defined in the CIC Plan) of 200%, subject to the terms and conditions of the CIC Plan. The Reagan Offer Letter also provides for the execution of a confidentiality, non-solicitation, non-competition and assignment of inventions agreement, which is consistent with the restrictive covenants set forth in the offer letters previously entered into by the Company’s other named executive officers.

There are no arrangements or understandings between Mr. Reagan and any other person pursuant to which Mr. Reagan was appointed as Executive Vice President and Chief Financial Officer. Mr. Reagan does not have any family relationship with any director or officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Reagan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Reagan Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Reagan Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Susan Healy Resignation

On August 28, 2025, Susan Healy, the Company’s Executive Vice President and Chief Financial Officer, notified the Company of her decision to resign, effective immediately (the “Transition Date”). As requested by the Company, between the Transition Date and October 31, 2025 (the “Separation Date”), Ms. Healy will serve in the role of Special Advisor to assist with the transition of her duties to Mr. Reagan (the “Advisory Services”) and will be entitled to the following compensation, less applicable taxes and withholdings, and continued payment of her existing benefits, not including salary, until the Separation Date: $25,000 on September 5, 2025 and $50,000 on October 3, 2025, subject to continued employment by the Company on each such payment date.

In connection with her resignation and the Advisory Services that Ms. Healy has agreed to provide, the Company and Ms. Healy expect to enter into a separation agreement and general release (the “Separation Agreement”) on the Separation Date whereby Ms. Healy would agree to, among other things, (i) a 24-month non-competition covenant and (ii) a 24-month non-solicitation of employees covenant. In consideration of the above, Ms. Healy would be entitled to a lump sum payment of $400,000, less applicable taxes and withholdings, which amount is net of the required reimbursement to the Company for the amount spent on her relocation benefits, as set forth in her Employment Offer Letter, dated May 1, 2024, subject to continued employment by the Company on the Separation Date.

In addition, in accordance with the applicable award agreements, all of Ms. Healy’s unvested equity awards will be cancelled and forfeited, effective as of the Separation Date, and Ms. Healy will be ineligible to participate in the Company’s annual bonus plan during 2025. There will be no cash severance payment in connection with Ms. Healy’s resignation.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 7.01. Regulation FD Disclosure.

On August 29, 2025, the Company issued a press release announcing the appointment of Mr. Reagan and the resignation of Ms. Healy. In addition, the Company reaffirmed its third quarter 2025 financial outlook as previously disclosed on August 7, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter, dated August 26, 2025, between Crocs, Inc. and Patraic Reagan.

99.1	Crocs, Inc. press release dated August 29, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: August 29, 2025	By:	/s/ Sara Hoverstock
Sara Hoverstock
Senior Vice President, General Counsel

3